Exhibit 99.1

FMC Corporation
1735 Market Street
Philadelphia, PA 19103
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

Media Contact: Nicole Miller - 215.299.6792
nicole.miller@fmc.com
Investor Relations Contact: Michael Wherley - 215.299.6543
ir@fmc.com

FMC Corporation Announces First Quarter Results
First Quarter 2016 Highlights

•	Consolidated revenues of $799 million

•	Consolidated adjusted earnings per diluted share of $0.58

•	Agricultural Solutions segment earnings of $82 million

•	Health and Nutrition segment earnings of $47 million

•	Lithium segment earnings of $15 million

•	Increasing guidance for 2016 adjusted earnings per diluted share by 5 cents to a range of $2.55 to $2.85

PHILADELPHIA, May 2, 2016 - FMC Corporation (NYSE:FMC) today reported first quarter revenue of $799 million, a 21 percent increase over the same period in 2015. The company reported net income of $48.3 million, or $0.36 per diluted share, in the first quarter of 2016, as compared to a net loss of $46.8 million, or a loss of $0.35 per diluted share, in the first quarter of 2015. Excluding various restructuring charges, adjusted earnings were $0.58 per diluted share, flat compared to the prior year quarter.
Pierre Brondeau, FMC president, CEO and chairman said: “We are pleased to have achieved adjusted EPS towards the higher end of our first quarter guidance range and to increase our full-year adjusted EPS guidance by five cents. With Ag Solutions and Health and Nutrition delivering earnings in line with guidance, it was the outperformance by Lithium that drove this strong result and the guidance increase. We came into 2016 expecting challenging agricultural market conditions, particularly in the Americas, and so far these expectations are proving to be accurate. However, the actions we continue to take in managing the business leave us confident in our full-year outlook for Agricultural Solutions.”

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FMC Agricultural Solutions
First quarter segment revenue for FMC Agricultural Solutions was $546 million, an increase of 39 percent versus reported revenue for the prior-year quarter. Segment earnings were $82 million, which was flat versus prior-year reported results. On a pro forma basis, first quarter segment revenue and earnings each declined 22 percent compared to the same period in 2015, as lower sales volume in North America and Brazil, plus foreign currency swings, more than offset higher prices and the benefits of revenue synergies and new product introductions. Lower third-party product volumes contributed 4 percent to the revenue headwind in the quarter. At the segment earnings level, price increases in Brazil more than offset the year-over-year impact of the weaker Real, but the strength of the U.S. dollar resulted in headwinds in Europe, Asia, and other parts of Latin America. Agricultural Solutions segment operating margins were flat year-over-year, on a pro forma basis. For 2016, full-year segment revenue is expected to be in the range of $2.3 billion to $2.5 billion and full-year segment earnings are expected to be in the range of $380 million to $420 million, with second quarter segment earnings in the range of $90 million to $110 million.

FMC Health and Nutrition
FMC Health and Nutrition first quarter segment revenue was $192 million, 9 percent lower versus the prior-year quarter, driven primarily by lower sales in Omega-3 and a 2 percent headwind from foreign currency. Segment earnings of $47 million were down 7 percent compared to the prior-year quarter, principally due to lower revenue, but lower operating costs helped drive an increase in segment operating margins. Segment revenue for the full year of 2016 is expected to be in the range of $775 million to $825 million, while full-year segment earnings are expected to be between $198 million and $208 million. Second quarter segment earnings are expected to be in the range of $49 million to $53 million.

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FMC Lithium
FMC Lithium reported first quarter segment revenue of $60 million, an increase of 8 percent from the prior-year quarter, and first quarter segment earnings of $14.9 million, an increase of $9.4 million compared to the first quarter of 2015. Price increases across the portfolio combined with cost reductions contributed the majority of the earnings increase, as the benefits of recent cost savings projects and lower raw material costs were realized. Demand trends across specialty end markets remained strong, driving price increases in both the spot market and new contracts in the first quarter.
Due to the improved forecast for this business, segment earnings are now expected to be between $43 and $53 million for the full year of 2016, more than double 2015 earnings at the mid-point of the range and $10 million higher than previous guidance. Segment revenue for the full year of 2016 is now expected to be in the range of $245 million to $265 million, an increase of $5 million versus prior guidance. Segment earnings in the second quarter are expected to be in the range of $10 million to $14 million.

Corporate and Other
For the quarter, corporate and other expenses were $17 million, and net interest expense was $21 million. Depreciation and amortization was $33.6 million, and capital additions were $27.8 million. On March 31, 2016, gross consolidated debt was $2.1 billion, and debt, net of cash, was $2.0 billion. The Adjusted Tax Rate was 26 percent in the quarter.

2016 Outlook
We are increasing adjusted earnings per share by five cents versus previous guidance to a range of $2.55 to $2.85 for the full year of 2016, an increase of 9 percent (at the mid-point) versus 2015 adjusted earnings per share of $2.47.
Webcast and Supplemental Information
The company will post supplemental information on the web at www.FMC.com, including its 2016 Outlook Statement, definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term.

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About FMC
For more than a century, FMC Corporation has served the global agricultural, industrial and consumer markets with innovative solutions, applications and quality products.  FMC acquired Cheminova in April 2015.  Revenue totaled approximately $3.3 billion in 2015.  FMC employs approximately 6,000 people throughout the world and operates its businesses in three segments: FMC Agricultural Solutions, FMC Health and Nutrition and FMC Lithium. For more information, visit www.FMC.com.

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation's 2015 Form 10-K and other SEC filings. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

# # #

FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited, in millions, except per share amounts)

	Three Months Ended
	March 31
	2016	2015
Revenue	$798.8	$659.4

Costs of sales and services	517.4	408.7

Gross margin	281.4	250.7

Selling, general and administrative expenses	126.5	297.9
Research and development expenses	36.0	26.6
Restructuring and other charges (income)	12.4	22.3
Total costs and expenses	692.3	755.5
Income (loss) from operations	106.5	(96.1)
Equity in (earnings) loss of affiliates	—	0.1
Interest expense, net	20.8	14.0

Income (loss) from continuing operations before income taxes	85.7	(110.2)
Provision (benefit) for income taxes	30.9	(49.1)
Income (loss) from continuing operations	54.8	(61.1)
Discontinued operations, net of income taxes	(6.1)	15.6
Net income (loss)	$48.7	$(45.5)
Less: Net income attributable to noncontrolling interests	0.4	1.3
Net income (loss) attributable to FMC stockholders	$48.3	$(46.8)

Amounts attributable to FMC stockholders:
Income (loss) from continuing operations, net of tax	$54.4	$(62.4)
Discontinued operations, net of tax	(6.1)	15.6
Net income (loss)	$48.3	$(46.8)
Basic earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$0.41	$(0.47)
Discontinued operations	(0.05)	0.12
Basic earnings per common share	$0.36	$(0.35)
Average number of shares outstanding used in basic earnings per share computations	133.8	133.6
Diluted earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$0.41	$(0.47)
Discontinued operations	(0.05)	0.12
Diluted earnings per common share	$0.36	$(0.35)
Average number of shares outstanding used in diluted earnings per share computations	134.3	133.6

Other Data:
Capital additions	$27.8	$15.4
Depreciation and amortization expense	$33.6	$22.8

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FMC CORPORATION
SCHEDULE OF ADJUSTED EARNINGS FROM CONTINUING OPERATIONS (NON-GAAP)(2)
(Unaudited, in millions, except per share amounts)

	Three Months Ended
	March 31
	2016	2015
Revenue	$798.8	$659.4

Costs of sales and services	517.4	408.7

Gross margin	281.4	250.7

Selling, general and administrative expenses	118.1	101.0
Research and development expenses	36.0	26.6
Equity in (earnings) loss of affiliates	—	0.1

Total costs and expenses	671.5	536.4

Adjusted earnings from continuing operations, before interest, income taxes and noncontrolling interests (Non-GAAP) (1)	$127.3	$123.0

Interest expense, net	20.8	14.0
Adjusted earnings from continuing operations, before income taxes and noncontrolling interests	$106.5	$109.0

Provision for income taxes	27.7	30.0
Net income attributable to noncontrolling interests	0.4	1.3
Adjusted after-tax earnings from continuing operations, attributable to FMC stockholders (Non-GAAP) (2)	$78.4	$77.7

Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders	$0.58	$0.58
Average number of shares outstanding used in diluted adjusted after-tax earnings from continuing operations per share computations (3)	134.3	134.4
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(1) Referred to as Adjusted Operating Profit.
(2) The Company believes that the Non-GAAP financial measure “Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders”, and its presentation on a per share basis, provides useful information about the Company’s operating results to investors and securities analysts. Adjusted earnings excludes the effects of Corporate special charges, tax-related adjustments and the results of our discontinued operations. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying businesses from period to period. Additionally, the above schedule is presented in a format which reflects the manner in which we manage our business and is not in accordance with GAAP.

(3)
For the three months ended March 31, 2015, the average number of shares outstanding used in diluted adjusted after-tax earnings from continuing operations per share computation (Non-GAAP) includes 0.8 million diluted shares. This number of shares differs from the average number of shares outstanding used in diluted earnings per share computations (GAAP) as we had a net loss attributable to FMC stockholders.

Please see the reconciliation of Non-GAAP financial measures to GAAP financial results.

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FMC CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP)
TO ADJUSTED AFTER-TAX EARNINGS FROM CONTINUING OPERATIONS,
ATTRIBUTABLE TO FMC STOCKHOLDERS (NON-GAAP)
(Unaudited, in millions, except per share amounts)

	Three Months Ended
	March 31
	2016	2015
Net income (loss) attributable to FMC stockholders (GAAP)	$48.3	$(46.8)
Corporate special charges (income):
Restructuring and other charges (income) (a)	12.4	22.3
Non-operating pension and postretirement charges (b)	1.0	6.2
Acquisition related charges (c)	7.4	190.7
Income tax expense (benefit) on Corporate special charges (income)	(6.4)	(80.5)
Discontinued operations attributable to FMC stockholders, net of income taxes (d)	6.1	(15.6)
Tax adjustments (e)	9.6	1.4

Adjusted after-tax earnings from continuing operations attributable to FMC stockholders (Non-GAAP)	$78.4	$77.7

Diluted earnings per common share (GAAP)	$0.36	$(0.35)
Corporate special charges (income) per diluted share, before tax:
Restructuring and other charges (income)	0.09	0.17
Non-operating pension and postretirement charges	0.01	0.05
Acquisition related charges	0.06	1.42
Income tax expense (benefit) on Corporate special charges (income), per diluted share	(0.06)	(0.60)
Discontinued operations per diluted share	0.05	(0.12)
Tax adjustments per diluted share	0.07	0.01

Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders (Non-GAAP)	$0.58	$0.58

Average number of shares outstanding used in diluted adjusted after-tax earnings from continuing operations per share computations	134.3	134.4
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(a) Three Months Ended March 31, 2016:
Restructuring and other charges (income) includes charges of $3.2 million representing adjustments to severance and asset write-offs primarily associated with the integration of Cheminova with Agricultural Solutions. Amounts also include $4.2 million as a result of the Argentina government's action to devalue its currency Additionally, restructuring and other charges includes charges of continuing environmental sites treated as a Corporate charge of $6.6 million. Remaining restructuring and other charges (income) includes net miscellaneous charges (income) of ($1.6) million.
Three Months Ended March 31, 2015:
Restructuring and other charges (income) includes a charge of $15.0 million associated with a license agreement entered into for the purpose of obtaining certain technology and intellectual property rights relating to new compounds still under development both of which pertain our FMC Agricultural Solutions segment. Additionally, restructuring and other charges includes charges of $2.1 million associated with a reorganization of our Health and Nutrition segment and continuing environmental sites treated as a Corporate charge of $1.9 million. Remaining restructuring and other charges (income) includes net miscellaneous charges of $3.3 million.
(b) Our non-operating pension and postretirement costs are defined as those costs related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These costs are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We exclude these non-operating pension and postretirement costs from our segments as we believe that removing them provides a better understanding of the underlying profitability of our businesses, provides increased transparency and clarity in the performance of our retirement plans and enhances period-over-period comparability. We continue to include the service cost and amortization of prior service cost in our

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Adjusted Earnings results noted above. We believe these elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees.
(c) Charges related to the expensing of the inventory fair value step-up resulting from the application of purchase accounting, legal and professional fees and gains or losses on hedging purchase price associated with the planned or completed acquisitions. Amounts represent the following:

	Three Months Ended
	March 31
(in Millions)	2016	2015
Acquisition related charges - Cheminova A/S
Legal and professional fees (1)	$7.4	$10.6
Loss/(gain) on hedging purchase price (1)	—	180.1
Acquisition/divestiture related charges	$7.4	$190.7
____________________

(1)	On the condensed consolidated statements of income (loss), these charges are included in “Selling, general and administrative expenses.”

(d) Three Months Ended March 31, 2016 and 2015
Discontinued operations includes provisions, net of recoveries, for environmental liabilities, legal reserves and expenses related to previously discontinued operations. Discontinued operations for the three months ended March 31, 2015 also include the results of the FMC Alkali business.
(e) We exclude the GAAP tax provision, including discrete items, from the Non-GAAP measure of income, and instead include a Non-GAAP tax provision based upon the projected annual Non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but are not limited to: income tax expenses or benefits that are not related to ongoing business operations in the current year; unusual or infrequently occurring items; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to ongoing operations thereby providing investors with useful supplemental information about FMC's operational performance.

	Three Months Ended
	March 31
(in Millions)	2016	2015
Non-GAAP tax adjustments:
Revisions to our tax liabilities due to finalization of prior year tax returns	$1.5	$—
Revisions to valuation allowances of historical deferred tax assets	—	7.5
Foreign currency remeasurement and other discrete items	8.1	(6.1)
Non-GAAP tax adjustments	$9.6	$1.4

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RECONCILIATION OF NET INCOME (LOSS) (GAAP) TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS, BEFORE INTEREST AND INCOME TAXES (NON-GAAP)
(Unaudited, in millions)

	Three Months Ended
	March 31
	2016	2015
Net income (loss) (GAAP)	$48.7	$(45.5)
Restructuring and other charges (income)	12.4	22.3
Non-operating pension and postretirement charges	1.0	6.2
Acquisition related charges	7.4	190.7
Discontinued operations, net of income taxes	6.1	(15.6)
Interest expense, net	20.8	14.0
Provision (benefit) for income taxes	30.9	(49.1)
Adjusted earnings from continuing operations, before interest, income taxes and noncontrolling interests (Non-GAAP) (1)	$127.3	$123.0
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(1)	Referred to as Adjusted Operating Profit.

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FMC CORPORATION
FMC AGRICULTURAL SOLUTIONS PRO FORMA FINANCIAL RESULTS
(Unaudited, in millions)

In the second quarter of 2015, we began to present pro forma combined results for the FMC Agricultural Solutions segment for 2015 and 2014. We believe that reviewing our operating results by combining actual and pro forma results for the FMC Agricultural Solutions segment for 2015 is more useful in identifying trends in, or reaching conclusions regarding, the overall operating performance of this segment. Our pro forma segment information will include adjustments as if the Cheminova transaction had occurred on January 1, 2015. Our pro forma data will also be adjusted for the effects of acquisition accounting but will not include adjustments for cost related to integration activities, cost savings or synergies that might be achieved by the combined businesses. Pro forma amounts to be presented will not necessarily be indicative of what our results would have been had we operated Cheminova since January 1, 2015, nor our future results. We believe that reviewing our operating results by combining actual and pro forma results for the FMC Agricultural Solutions segment for these interim periods is more useful in identifying trends in, or reaching conclusions regarding, the overall operating performance of the segment.

FMC Agricultural Solutions Pro Forma Financial Results
	Three Months Ended March 31
(in Millions)	2016	2015
Revenue
Revenue, FMC Agricultural Solutions, as reported (1)	$546.1	$392.4
Revenue, Cheminova, pro forma (2)	—	304.1
Pro Forma Combined, Revenue (3)	$546.1	$696.5
Operating Profit
Operating Profit, FMC Agricultural Solutions, as reported (1)	$82.0	$81.8
Operating Profit, Cheminova, pro forma (2)	—	24.0
Pro Forma Combined, Operating Profit (3)	$82.0	$105.8
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(1)	As reported amounts are the results of operations of FMC Agricultural Solutions, including the results of the Cheminova acquisition from April 21, 2015 onward.

(2)
Cheminova pro forma amounts include the historical results of Cheminova, prior to April 21, 2015. These amounts also include adjustments as if the Cheminova transaction had occurred on January 1, 2015, including the effects of acquisition accounting. The pro forma amounts do not include adjustments for expenses related to integration activities, cost savings or synergies that may have been or may be achieved by the combined segment.

(3)	The pro forma combined amounts are not necessarily indicative of what the results would have been had we acquired Cheminova on January 1, 2015 or indicative of future results.

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FMC CORPORATION
INDUSTRY SEGMENT DATA
(Unaudited, in millions)

	Three Months Ended
	March 31
	2016	2015
Revenue
FMC Agricultural Solutions	$546.1	$392.4
FMC Health and Nutrition	192.4	211.0
FMC Lithium	60.3	56.0
Total	$798.8	$659.4
Income from continuing operations before income taxes
FMC Agricultural Solutions	82.0	81.8
FMC Health and Nutrition	47.3	51.0
FMC Lithium	14.9	5.5
Segment operating profit (a)	144.2	138.3
Corporate and other	(16.9)	(15.3)
Adjusted earnings from continuing operations, before interest, income taxes and noncontrolling interests (Non-GAAP)	$127.3	$123.0

Interest expense, net	(20.8)	(14.0)
Corporate special (charges) income:
Restructuring and other (charges) income (b)	(12.4)	(22.3)
Non-operating pension and postretirement charges (c)	(1.0)	(6.2)
Acquisition/divestiture related charges (d)	(7.4)	(190.7)
(Provision) benefit for income taxes	(30.9)	49.1
Discontinued operations, net of income taxes (e)	(6.1)	15.6
Net income attributable to noncontrolling interests	(0.4)	(1.3)
Net income (loss) attributable to FMC stockholders	$48.3	$(46.8)
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(a) Referred to as Segment Earnings.
(b) Three Months Ended March 31, 2016: Amounts related to FMC Agricultural Solutions of $6.6 million, FMC Health and Nutrition charges of $0.2 million, FMC Lithium charges of $0.6 million, and Corporate charges of $5.0 million.
Three Months Ended March 31, 2015: Amounts related to FMC Agricultural Solutions of $18.3 million, FMC Health and Nutrition charges of $2.2 million, FMC Lithium charges of $0.3 million, and Corporate charges of $1.5 million.
(c) See Note (b) to the schedule “Reconciliation of Net Income (Loss) Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.
(d) See Note (d) to the schedule “Reconciliation of Net Income (Loss) Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.
(e) See Note (e) to the schedule “Reconciliation of Net Income (Loss) Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.

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FMC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	March 31, 2016	December 31, 2015
Cash and cash equivalents	$64.3	$78.6
Trade receivables, net	1,769.2	1,851.4
Inventories	854.9	800.2
Other current assets	266.8	241.7
Total current assets	2,955.2	2,971.9

Property, plant and equipment, net	1,027.8	1,016.4
Goodwill	800.7	776.1
Other intangibles, net	869.8	837.0
Deferred income taxes	282.6	286.9
Other long-term assets	454.3	437.6
Total assets	$6,390.4	$6,325.9

Short-term debt and current portion of long-term debt	$114.2	$112.6
Accounts payable, trade and other	516.4	403.6
Accrued customer rebates	336.2	256.1
Guarantees of vendor financing	80.8	67.2
Accrued pensions and other postretirement benefits, current	6.4	6.4
Other current liabilities	397.3	607.4
Total current liabilities	1,451.3	1,453.3

Long-term debt	1,986.2	2,036.3
Long-term liabilities	949.6	928.0
Equity	2,003.3	1,908.3
Total liabilities and equity	$6,390.4	$6,325.9

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FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months ended March 31
	2016	2015
Cash provided (required) by operating activities of continuing operations	$107.2	$(304.9)

Cash provided (required) by operating activities of discontinued operations	(6.9)	7.7

Cash provided (required) by investing activities of continuing operations	(44.5)	(54.2)

Cash provided (required) by investing activities of discontinued operations	—	(15.6)

Cash provided (required) by financing activities of continuing operations:
Increase (decrease) in short-term debt	2.4	383.0
Financing fees	(0.7)	—
Repayments of long-term debt	(50.3)	(0.4)
Dividends paid	(22.1)	(20.1)
Other repurchases of common stock	(1.2)	(2.9)
Excess tax benefits from share-based compensation	0.3	1.7
Issuances of common stock, net	0.6	3.5
Cash provided (required) by financing activities	(71.0)	364.8
Effect of exchange rate changes on cash	0.9	(2.1)
Increase (decrease) in cash and cash equivalents	(14.3)	(4.3)

Cash and cash equivalents, beginning of year	78.6	109.5

Cash and cash equivalents, end of period	$64.3	$105.2

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